Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of                     , by and between Athenex, Inc., a Delaware corporation (the “Company”), and the individual whose name appears below the word “Indemnitee” on the signature page (the “Indemnitee”), a director and/or officer of the Company.

BACKGROUND

A. WHEREAS, the Indemnitee has been selected to serve or is currently serving as a director and/or officer of the Company and in such capacity is expected to render or has rendered valuable services to the Company.

B. WHEREAS, the Board of Directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company.

C. WHEREAS, in order to induce and encourage highly experienced and capable persons, such as the Indemnitee, to serve or to continue to serve as a director and/or officer of the Company and to provide Indemnitee with protection against personal liability in Indemnitee’s capacity as a director and/or officer of the Company pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws, any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Board has determined, after due consideration of the terms and provisions of this Agreement, that this Agreement is reasonable and prudent and in the best interests of the Company and its stockholders.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and in order to induce the Indemnitee to serve or to continue to serve as a director and/or officer of the Company, the Company and the Indemnitee agree as follows:

SECTION 1. DEFINITIONS

1.1 Definitions. As used in this Agreement:

(a) “Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls or is controlled by, or is under common control with, the first Person.

(b) “Associate” means, with respect to any Person, (i) any corporation or organization (other than the Company or any Subsidiary) of which such Person is an officer, partner or manager or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of voting securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity (other than an Employee Plan Trustee, (iii) any Relative of such Person, or (iv) any officer or director of any corporation controlling or controlled by such Person.

(c) “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act (or any successor rule or statutory provision) or if such Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the Beneficial Owner of any Voting Securities (i) of which any of its Affiliates or Associates is, directly or indirectly, the Beneficial Owner, and (ii) of which any other Person is, directly or indirectly the Beneficial Owner if such first mentioned Person or any of its Affiliates or Associates acts with such other Person as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Securities of the Company; provided, further, that no trustee of any employee stock ownership or similar plan of the Company or any Subsidiary (an “Employee Plan Trustee”) or any Associate or Affiliate of any such trustee shall, solely by reason of being an Employee Plan Trustee or Associate or Affiliate thereof, be deemed for any purposes hereof to be the Beneficial Owner of any Voting Securities held by or under any such plan.

(d) “Change in Control” means any of the following events:

(i) An acquisition (other than directly from the Company) of any Voting Securities by any Person (other than any Person who is, as of the date hereof the Beneficial Owner of 20% or more of the then outstanding Voting Securities) immediately after which such Person has Beneficial Ownership of 20% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that a Non-Control Acquisition shall not constitute a Change in Control;

(ii) During any period of two consecutive years since execution of this Agreement (or, if this Agreement was executed less than two years prior to the date of determination, during the period between the execution of this Agreement and the date of determination), individuals who, at the beginning of such period, were members of the Board (the “Incumbent Board Members”), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was so approved), such new director shall, for purposes of this Agreement, be considered an Incumbent Board Member; or

(iii) Approval by the stockholders of the Company of:

(1) A merger, consolidation or reorganization involving the Company other than a Non-Control Transaction;

(2) A complete liquidation or dissolution of the Company; or

(3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(iv) Notwithstanding subclauses (d)(i), (d)(ii) or (d)(iii) above, a Change in Control shall not be deemed to occur solely due to a reduction in the aggregate number of outstanding Voting Securities.

(e) The term “D&O Insurance” means any valid directors’ and officers’ liability insurance policy maintained by the Company for the benefit of Indemnitee.

(f) The term “Delaware Court” means the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other state or federal court of the State of Delaware.

(g) The term “Disinterested Director” means, with respect to any claim for indemnification hereunder, a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(h) The term “Employee Benefit Plan” means any pension, profit-sharing, employee stock ownership or other employee benefit plan.

(i) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j) The term “Excluded Claim” shall mean any claim by Indemnitee for indemnification that is covered by Section 3.7 or is otherwise not required to be paid by the Company under this Agreement.

(k) The term “Expenses” means any and all reasonable out-of-pocket fees, costs and expenses, including, without limitation, attorneys’ fees, accounting and witness fees, travel and deposition costs, and other disbursements or expenses incurred in connection with investigating, defending or being a witness in or participating in or otherwise preparing to defend, be a witness in or participate in, any Proceeding relating to an Indemnifiable Event. The term “Expenses” shall also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding relating to an Indemnifiable Event, including without limitation, any premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, and (ii) for purposes of Section 3.6(b) only, Expenses incurred in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The term “Expenses” does not include any judgments, fines or amounts paid in settlement, or any penalties or ERISA excise taxes levied against the Indemnitee.

(l) The term “Indemnified Costs” means all Expenses, judgments, fines, amounts paid in settlement, penalties and ERISA excise taxes (including all interest, assessments and other charges paid or payable in connection therewith).

(m) The term “Indemnifiable Event” means any event or occurrence, whether occurring prior to, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, agent, trustee or fiduciary of the Company or any Subsidiary, or is or was serving at the request of the Company as a director, officer, employee, general partner, manager, agent, trustee or fiduciary of any other corporation, limited liability company, partnership, joint venture, Employee Benefit Plan, trust or other entity or by reason of any action or inaction by the Indemnitee in any such capacity (whether or not the Indemnitee was serving in such capacity at the time any Indemnified Cost is incurred for which indemnification is sought under this Agreement), including without limitation, any breach of duty, neglect, error, misstatement, omission or other act committed or alleged to be committed by Indemnitee.

(n) The term “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five (5) years has performed, services for either (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or other indemnitees under similar agreements), or (ii) any other party to the Proceeding giving rise to the claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standard of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(o) The term “Non-Control Acquisition” means an acquisition by (1) any Employee Benefit Plan maintained by the Company or any Subsidiary (or a trust forming a part thereof) or any trustee or fiduciary with respect to such Employee Benefit plan acting in such capacity, (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction.

(p) The term “Non-Control Transaction” means any merger, consolidation or reorganization involving the Company where:

(A) the Beneficial Owners of Voting Securities of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than 80% of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation (a “Parent Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

(B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation (or the Parent Corporation if there was a Parent Corporation created by such merger, consolidation or reorganization), and

(C) no Person (other than the Company, any Subsidiary, any Employee Benefit Plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the combined voting power of the then outstanding Voting Securities) owns, directly or indirectly, 20% or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities (or of the Parent Corporation’s then outstanding Voting Securities if there was a Parent Corporation created by such merger, consolidation or reorganization).

(q) The term “Person” shall have the meaning ascribed to such term for purposes of Section 13(d) or 14(d) of the Exchange Act.

(r) The term “Proceeding” means:

(i) any threatened, pending or completed action, claim, suit or proceeding (including appeals thereof) relating to an Indemnifiable Event, whether brought by or in the name of the Company or otherwise and whether of a civil, criminal or administrative, arbitral or investigative nature or otherwise, excluding any Enforcement Proceeding; or

(ii) any inquiry, hearing or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, claim, suit or proceeding.

(s) The term “Relative” means, with respect to any Person, such Person’s spouse, parent, children, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

(t) The term “Securities Act” means the Securities Act of 1933, as amended from time to time.

(u) The term “Subsidiary” means any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(v) The term “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

SECTION 2. SERVICES TO THE COMPANY

2.1 Services by Indemnitee. Indemnitee agrees to [serve/continue to serve] as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders [his/her] resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Company (or any of its Subsidiaries or any other entity) and Indemnitee. Indemnitee specifically acknowledges that [his/her] [employment with/service to] the Company or any of its Subsidiaries or any other entity at the request of the Company is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any such Subsidiaries or entity), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company’s Certificate of Incorporation and Bylaws or Delaware law.

SECTION 3. INDEMNIFICATION

3.1 Indemnification in Third Party Actions. Subject to the terms and conditions of this Agreement, in the event that the Indemnitee is a party to, is threatened to be made a party to, is a witness or other participant in, or is threatened to be made a witness or other participant in, or is otherwise involved or threatened to be otherwise involved in any Proceeding by reason of, relating to or otherwise arising in whole or in part out of, an Indemnifiable Event (other than a Proceeding by or in the name of the Company to procure a judgment in its favor which is addressed in Section 3.2 below), the Company shall indemnify the Indemnitee against all Indemnified Costs actually and reasonably incurred by Indemnitee in connection with such Proceeding, to the fullest extent permitted by applicable law (whether or not such Proceeding proceeds to a judgment or is settled or is otherwise brought to final disposition) if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reason to believe that his or her conduct was unlawful.

3.2 Indemnification in Proceedings By or In the Name of the Company. Subject to the terms and conditions of this Agreement, in the event that the Indemnitee is a party to, is threatened to be made a party to, is a witness or other participant in, or is threatened to be a witness or other participant in, or is otherwise involved or threatened to be otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of, relating to or otherwise arising in whole or in part out of, an Indemnifiable Event, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, to the fullest extent permitted by applicable law (whether or not such Proceeding proceeds to a judgment or is settled or is otherwise brought to final disposition) if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however that no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged liable to the Company unless and to the extent that a court of competent jurisdiction determines that, despite such judgment, the Indemnitee is entitled to indemnification hereunder.

3.3 Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Indemnified Costs, the Company shall nevertheless indemnify the Indemnitee for the portion of the Indemnified Costs to which the Indemnitee is entitled.

3.4 Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement is not exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or Disinterested Directors, applicable law, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity on behalf of the Company.

3.5 Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter in a Proceeding, on the merits or otherwise, including, but not limited to, the dismissal of a Proceeding (or any claim, issue or matter in a Proceeding) without prejudice, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection with the Proceeding, claim, issue or matter (as the case may be) that is successfully resolved to the fullest extent permitted by applicable law.

3.6 Advances of Expenses; Enforcement Proceedings.

(a) The Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Proceeding by final adjudication as to which there are no further rights of appeal and without the need for any Standard of Conduct Determination prior to such advancement, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with such Proceeding to the fullest extent permitted by applicable law. Subject to the terms of this Agreement and any restrictions of applicable law, the advances to be made will be paid by the Company to the Indemnitee within thirty (30) days following delivery to the Company of written request therefor from the Indemnitee which is accompanied by substantiating documentation reasonably satisfactory to the Company. Execution and delivery of this Agreement by the Indemnitee constitutes an undertaking by the Indemnitee to repay any amounts paid, advanced or reimbursed by the Company in respect of Expenses pursuant to this Section 3.6 (“Advanced Expenses”) relating to, arising out of or resulting from, any Proceeding with respect to which it shall be determined, following final disposition of such Proceeding, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required hereunder other than execution of this Agreement. Advances shall be unsecured and interest free and shall be made without regard to the Indemnitee’s ability to repay the Advanced Expenses. The Company acknowledges the potentially severe damage to Indemnitee should the Company fail timely to make such advances to Indemnitee.

(b) To the fullest extent allowable under applicable law, the Company shall also indemnify the Indemnitee against, and, if requested by the Indemnitee, advance to the Indemnitee, subject to and in accordance with Section 3.6(a), any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action, claim, suit or proceeding brought by Indemnitee to enforce Indemnitee’s right to indemnification or reimbursement (or advancement) of Indemnified Costs under any provision of this Agreement (any such action, claim, suit or proceeding, an “Enforcement Proceeding”) unless the Delaware Court determines that each of the material claims and/or defenses of the Indemnitee in the Enforcement Proceeding was made in bad faith or was frivolous; provided, however, that in the event that Indemnitee is ultimately determined not to be entitled to indemnification or reimbursement (or advancement) of the Indemnified Costs that were the subject of the Enforcement Proceeding, then all amounts advanced to indemnify or reimburse Indemnitee for Expenses incurred in connection with the Enforcement Proceeding shall repaid by the Indemnitee to the Company.

3.7 Limitations on Indemnification. (a) Notwithstanding anything in this Agreement to the contrary, no payments pursuant to this Agreement shall be made by the Company to:

(i) indemnify, hold harmless or advance Indemnified Costs to the Indemnitee with respect to any Proceeding (or any claim, issue or matter in a Proceeding)

initiated or brought voluntarily by the Indemnitee (including any Proceeding, or claim, issue or matter in a Proceeding, against the Company or any of its directors, officers, employees or other indemnitees) and not by way of defense, except for Expenses for which the Company is required to indemnify the Indemnitee in connection with Enforcement Proceedings pursuant to and in accordance with Section 3.6(b); provided, however, that indemnification or advancement of Indemnified Costs may be provided by the Company with respect to a Proceeding (or any claim, issue or matter in a Proceeding) initiated or brought voluntarily by the Indemnitee and not by way of defense if (i) the Board has consented to the initiation of such Proceeding (or such claim, issue or matter in a Proceeding) prior to its initiation, or (ii) such indemnification is expressly required to be made by applicable law.

(ii) indemnify the Indemnitee for any Indemnified Costs sustained in any Proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

(iii) indemnify the Indemnitee for any Indemnified Costs on account of conduct that is established by a final judgment of a court of competent jurisdiction to constitute (i) willful misconduct by the Indemnitee or a breach of Indemnitee’s duty of loyalty to the Company, (ii) bad faith by the Indemnitee or (iii) fraud or deliberate dishonesty of the Indemnitee;

(iv) indemnify the Indemnitee for any Indemnified Costs in connection with any Proceeding (or claim, issue or matter in a Proceeding) based upon or attributable to Indemnitee gaining any personal profit or advantage to which Indemnitee is not entitled or for the return by Indemnitee of any remuneration paid to Indemnitee to which Indemnitee is determined not to be entitled; or

(iv) indemnify the Indemnitee under this Agreement if a court of competent jurisdiction shall finally determine that such payment is not permitted by applicable law.

(b) Notwithstanding anything herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or hold harmless Indemnitee in violation of, or to otherwise act in violation of, any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC under the Securities Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Securities Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Securities Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

(c) Indemnitee hereby expressly undertakes and agrees to reimburse the Company for all Indemnified Costs paid by the Company to or on behalf of Indemnitee in connection with any Proceeding in the event and only to the extent that it is finally determined by a court of competent jurisdiction in a decision from which there is no further right of appeal that Indemnitee is not entitled to be indemnified by the Company for such Indemnified Costs because such Indemnified Costs relate to an Excluded Claim.

SECTION 4. STANDARD OF CONDUCT DETERMINATIONS

4.1 Standard of Conduct Determination. To the extent that the provisions of Section 3.5 are inapplicable to any Proceeding, any determination of whether the Indemnitee has satisfied the applicable standard of conduct that is a required condition to indemnification hereunder with respect to such Proceeding (any such determination, a “Standard of Conduct Determination”) and any determination that Advanced Expenses must be repaid to the Company shall be made as follows:

(a) if no Change in Control has occurred, such determination shall be made (1) by a majority vote of Disinterested Directors, even if less than a quorum of the Board, or (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; provided, however, that if there are no such Disinterested Directors, such determination shall be made by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

(b) if a Change in Control has occurred, such determination shall be made (1) if the Indemnitee so requests in writing, by a majority vote of Disinterested Directors, though less than a quorum of the Board, or (2) otherwise by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

4.2 Timing of Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required by Section 4.1 to be made as promptly as practicable. If the person or persons designated to make such Standard of Conduct Determination shall not have made the determination within sixty (60) days after (i) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 6 (the date of such receipt, the “Notification Date”) if the Standard of Conduct Determination is to be made by Disinterested Directors, or (ii) the selection of an Independent Counsel if the Standard of Conduct Determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct, provided that such sixty (60)-day time period may be extended for a reasonable period of time, not to exceed thirty (30) additional days, if the person or persons making such Standard of Conduct Determination in good faith require such additional time to obtain or evaluate information relating thereto. Notwithstanding anything herein to the contrary, no determination as to the entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding.

4.3. Presumptions; Defenses. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall create a presumption that Indemnitee is not entitled to indemnification hereunder. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Delaware Court. It shall be a defense to any Enforcement Proceeding brought by Indemnitee (other than an action brought to enforce a claim for Expenses incurred in defending against a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such Enforcement Action or any related Standard of Conduct Determination under Section 4.1, the burden of proving that Indemnitee is not entitled to indemnification shall be on the Company. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

4.4 Payment. If, in regard to any Indemnified Costs:

(a) Indemnitee shall be entitled to indemnification pursuant to Section 3.5;

(b) no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(c) Indemnitee has been determined or deemed, pursuant to Section 4.1 or 4.2 above, to have satisfied the applicable Standard of Conduct;

then, without duplication of any such Indemnified Costs that have been advanced to Indemnitee pursuant to Section 3.6, the Company shall pay to Indemnitee, within thirty (30) days after the later of (A) written request for such Indemnifiable Costs made by Indemnitee to the Company which is accompanied by substantiating documentation reasonably satisfactory to the Company, and (B) the earliest date on which the applicable criterion specified in clause (a), (b) or (c) is satisfied, an amount equal to such Indemnified Costs.

SECTION 5. Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.1 hereof, the Independent Counsel shall be selected by the Board by written notice to Indemnitee. Indemnitee may, within ten (10) days after such written notice of selection shall have been given to Indemnitee, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in the definition thereof, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is timely and properly made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. Any Independent Counsel that has been selected by the Board without timely and proper objection from the Indemnitee or with respect to which any timely and proper objection by the Indemnitee has been withdrawn, is referred to herein as an “Approved Independent Counsel”. If there is no Approved Independent Counsel by 5:00 p.m. eastern time on the date that is twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.1 hereof with respect to which a Standard of Conduct Determination is required to be made by Independent Counsel pursuant to Section 4.1, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Indemnitee to the Board’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court or by such other person as the Delaware Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 4.1 hereof. The Company shall pay any and all reasonable fees and expenses incurred by the Independent Counsel in connection with acting pursuant to Section 4.1 hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5, regardless of the manner in which such Independent Counsel was selected or appointed.

SECTION 6. INDEMNIFICATION PROCEDURE

6.1 Notice. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim is to be made against the Company under this Agreement, notify the Company of the commencement of the Proceeding and make a request for indemnification hereunder (the date on which such notice and request is delivered to the Company, the “Notification Date”), which notice and request shall contain a brief description of the Proceeding and include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification hereunder. The failure to so notify the Company will not relieve the Company from any liability which the Company may have to the Indemnitee, except to the extent the Company is materially damaged by the failure of the Indemnitee to so notify the Company. Indemnitee agrees not to make any admission or effect any settlement with respect to any such Proceeding without the consent of the Company. If, as of the Notification Date, the Company has D&O Insurance in effect, the Company shall give prompt notice of the Proceeding to its insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all Indemnifiable Costs relating to such Proceeding in accordance with the terms of such policies. The Company shall provide to the Indemnitee: (i) copies of all potentially applicable D&O Insurance, (ii) a copy of such notice delivered to the applicable insurers, and (iii) copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company.

6.2 Defense of Claims. With respect to any Proceeding for which indemnification is requested by Indemnitee under this Agreement, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below or pursuant to the terms of any applicable D&O Insurance, to the extent that it may desire, the Company may, upon written notice to Indemnitee within thirty (30) days after the Notification Date, assume and control the defense of the Proceeding, with counsel reasonably satisfactory to the Indemnitee. After the Company notifies the Indemnitee of the Company’s election to assume and control the defense of a Proceeding, during the Company’s good faith active defense of such Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense or settlement of the Proceeding, other than reasonable expenses of investigation or as specifically provided below. The Indemnitee shall have the right to employ separate counsel for the Indemnitee in any Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of control of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee has reasonably concluded that counsel employed by the Company to assume defense of a Proceeding has a conflict of interest in representing both the Company and Indemnitee in the Proceeding, (iii) the Company has not in fact employed counsel to assume the defense of a Proceeding, (iv) the Company has returned defense of the Proceeding to Indemnitee, or (v) the Indemnitee has reasonably concluded that there may be legal defenses available to Indemnitee that are different from or additional to those available to the Company, in any of which events, Indemnitee shall be entitled to control its own defense of the Proceeding. In each of the foregoing cases, the reasonable fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company, but in no event shall the Company be responsible for the fees or expenses of more than one law firm representing Indemnitee, plus, if necessary, one firm serving as local counsel to Indemnitee. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall not make any admission in any Proceeding with out the prior consent of the Company, which consent shall not be unreasonably withheld, and neither the Company nor the Indemnitee shall waive any privilege or right available to the other party (the “Privilege Party”) in any Proceeding without the prior consent of the Privilege Party, which consent shall not be unreasonably withheld.

6.3 Settlement. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Proceeding effected without the Company’s prior written consent, which consent shall not be unreasonably withheld. The Company shall not settle any Proceeding in any manner that would impose any monetary obligation on Indemnitee (after giving effect to any indemnification provided for herein) without Indemnitee’s prior written consent, which consent shall not be unreasonably withheld.

SECTION 7. REPAYMENT

7.1 Repayment. Notwithstanding anything in this Agreement to the contrary, the Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Costs to the extent Indemnitee has otherwise received payment under any insurance policy (including any D&O Insurance), Certificate of Incorporation, Bylaw, other contractual indemnity provision or otherwise of the amounts otherwise indemnifiable by the Company hereunder. The Indemnitee will promptly repay to the Company any such amounts paid to or on behalf of the Indemnitee under this Agreement to the extent those payments are duplicative of payments described above.

SECTION 8. MISCELLANEOUS

8.1 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, heirs, successors, personal representatives and assigns, and the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person. In the event of a Change in Control of the type described in Section 1.1(d)(iii)(1), the Company will use its reasonable best efforts to (a) have the obligations of the Company under this Agreement expressly assumed by the surviving, purchasing or succeeding entity, or (b) otherwise adequately provide for the satisfaction of the Company’s obligations under this Agreement in a manner reasonably acceptable to Indemnitee.

8.2 Separability. Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement. To the extent required, any provision of this Agreement may be modified by the Delaware Court to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.

8.3 Savings Clause. If this Agreement or any portion of it is invalidated on any ground by the Delaware Court, then the Company shall nevertheless indemnify Indemnitee as to Indemnified Costs with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

8.4 Interpretation; Governing Law; Consent to Jurisdiction. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely in such State. The Company and the Indemnitee each hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court (other than any appeal from a decision of the Delaware Court), and (b) consent to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement.

8.5 Amendments; Waivers; Nature of Rights. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. No failure or delay in exercising any right will be deemed a waiver of such right. The indemnification rights afforded to the Indemnitee by this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Certificate of Incorporation, its Bylaws or any other agreement, including, without limitation, any D&O Insurance. Indemnitee agrees that neither the stockholders of the Company, nor any director, officer, employee, representative or agent of the Company, shall be personally liable for the satisfaction of the Company’s obligations under this Agreement and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

8.7 Liability Insurance. To the extent the Company maintains D&O Insurance, Indemnitee, if an officer or director of the Company, shall be covered by such D&O Insurance, in accordance with its terms, to the maximum extent of the coverage available to any director or officer of the Company.

8.8 Notices. Any notice required to be given hereunder shall be in writing and, if directed to the Company, delivered to the Company at 1001 Main Street, Suite 600, Buffalo, NY 14203, Attention: General Counsel, and, if directed to the Indemnitee, delivered to the Indemnitee at the Indemnitee’s most recent address on the books and records of the Company, or to another address as either shall designate in writing.

8.9 Continuation After Term. Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as a director and/or officer of the Company, or as a director, officer, employee, manager, agent or fiduciary of another entity at the request of the Company and so long as the Indemnitee shall be subject to any pending or threatened Proceedings, and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

8.10 Non-Exclusivity; Certificate of Incorporation and By-Laws. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation, the Company’s Bylaws, the Delaware General Corporation Law, any vote of stockholders or Disinterested Directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity by holding such office. The Company agrees that it shall not adopt any amendment to the Company’s Certificate of Incorporation or By-laws in effect on the date hereof the effect of which would be to deny, diminish or encumber the rights of Indemnitee granted hereby The Company further agrees that it shall exercise the powers granted to it under its Certificate of Incorporation, its By-laws and by applicable law to indemnify Indemnitee to the fullest extent possible as required hereby.

8.11 Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INDEMNITEE	ATHENEX, INC.

By:
Name:	Name:
Title:

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